SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 11, 2006

MAXXAM INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924

(Commission File Number)

95-2078752

(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant's telephone number, including area code: (713) 975-7600

Not applicable

(Former name, former address and

former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

Scotia Pacific Company LLC (the "ScoPac") is an indirect wholly owned subsidiary of the Registrant. As of June 30, 2006, ScoPac held in the Scheduled Amortization Reserve Account ("SAR Account") approximately $41.5 million principal amount of its 7.11% Series B Class A-2 Timber Collateralized Notes repurchased by ScoPac subsequent to their issuance (the "Repurchased Notes"). On October 11, 2006, ScoPac completed a private placement of the Repurchased Notes. The net proceeds of the sale were approximately $30.2 million. ScoPac immediately deposited such proceeds into the SAR Account.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM INC.
Date: October 20, 2006	By:	/s/ Bernard L. Birkel
Name:	Bernard L. Birkel
Title:	Secretary & Senior Assistant General Counsel

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